Exhibit 4.6

                       PREFERRED STOCK PURCHASE AGREEMENT

      PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of December 3, 1997 by and between ImClone Systems Incorporated, a Delaware corporation, with a principal place of business at 180 Varick Street, 7th Floor, New York, New York 10014, USA (the "Company"), and Merck KGaA, Frankfurter Strasse 250, D-64271, Darmstadt 1, Germany (the "Buyer").

      WHEREAS:

      A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

      B. The Buyer wishes to purchase, in the amounts and upon the terms and conditions stated in this Agreement, shares of the Company's Series A Convertible Preferred Stock, $1.00 par value per share (the "Series A Preferred Stock"); and

      "C. WHEREAS, the parties have also on this day entered into an amendment to their Research and License Agreement dated December 19, 1990, as previously amended by amendments dated each of September 1, 1993, November 2, 1993 and May 14, 1996" (the "Amendment").

      NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.    PURCHASE AND SALE OF PREFERRED STOCK.

      a. Purchase of Preferred Stock. The Company shall issue and sell to the Buyer on the Closing Date (as defined below) and the Buyer shall purchase 400,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Shares"), which shall be convertible into shares (the "Conversion Shares") of the Company's common stock, $.001 par value (the "Common Stock") in accordance with the terms of the form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock attached hereto as Exhibit A (the "Certificate of Designations"). The per share purchase price for the Series A Preferred Shares shall be One Hundred Dollars ($100).

      b. Form of Payment. The Buyer shall pay the $40,000,000 purchase price for the Series A Preferred Shares (the "Purchase Price") by wire transfer of United States Dollars to the Company on the Closing Date (as defined below). The Company shall deliver to the Buyer a stock certificate, duly executed on behalf of the Company, representing the Series A Preferred Shares (the "Stock Certificate") on the Closing Date.

      c. Closing Date. The date and time of the issuance and sale of the Series A Preferred Shares (the "Closing Date") shall be no later than 4:00 p.m. New York Eastern Standard Time on December 15, 1997 or such other date to which the parties may mutually agree.

2.    BUYER REPRESENTATIONS AND WARRANTIES

      The Buyer represents and warrants to the Company that:

      a. Organization and Qualification. The Buyer is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Buyer is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect on it. "Material Adverse Effect" means any material adverse effect on operations, properties or financial condition.

      b. Investment Purpose. The Buyer is purchasing the Series A Preferred Shares for its own account for investment only and not with a view towards the public sale or distribution thereof except pursuant to sales registered under the 1933 Act or an exemption therefrom.

      c. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

      d. Reliance on Exemptions. The Buyer understands that the Series A Preferred Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemption and the eligibility of the Buyer to acquire the Series A Preferred Shares.

      e. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series A Preferred Shares which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. The Buyer understands that its investment in the Series A Preferred Shares involves a high degree of risk.

      f. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series A Preferred Shares.

      g. Transfer or Resale. The Buyer understands that (i) the Series A Preferred Shares and the Conversion Shares have not been and are not being registered under the 1933 Act or any United States state securities laws or any other laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as specified in this Agreement, neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Buyer agrees that in no event will it make a disposition of such securities unless and until it shall have first
(i) notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition; and (ii) with respect to the Series A Preferred Shares, it shall have obtained the prior written consent of the Company.

      h. Legends. The Buyer understands that the Series A Preferred Shares and the Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

      The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned unless an effective registration statement for the securities under said Act, or an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that registration is not required under said Act has been received. The securities represented by this certificate are subject to certain restrictions on transfer as set forth in a Preferred Stock Purchase Agreement dated as of December 3, 1997, a copy of which is available for inspection at the executive offices of the Company.

      i. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to the Buyer that:

      a. Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect on it.

      b. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

      c. Capitalization. The authorized capital stock of the Company consists of
(i) 45,000,000 shares of Common Stock of which 24,185,955 shares were outstanding as of September 30, 1997, and (ii) 4,000,000 shares of Preferred Stock, $1.00 par value, none of which were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended, as in effect on the date hereof ("Certificate of Incorporation") and the Company's By-laws, as in effect on the date hereof (the "By-laws").

      d. Issuance of Shares. The Series A Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

      e. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not result in a violation of the Company's Certificate of Incorporation or By-laws or cause the Company to be in breach of any agreement by which it is bound. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as required under the 1933 Act and any applicable United States state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

      f. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement of any of the documents contemplated herein.

      g. No Material Adverse Change. Since September 30, 1997 there has occurred no change which could reasonably be expected to have a Material Adverse Effect on the Company.

4.    COVENANTS

      a. Best Reasonable Efforts. The parties shall use their best reasonable efforts timely to satisfy each of the conditions described in Section 5 and 6 of this Agreement.

      b. Form D, Blue Sky Laws. The Company agrees to file a Form D with respect to the Series A Preferred Stock as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Series A Preferred Stock for, or obtain exemption for the Series A Preferred Stock for, sale to the Buyer at the closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States.

      c. Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the conversion of the Series A Preferred Shares.

      d. Market Stand-Off Agreement. The Buyer hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the 1933 Act, the Buyer and any Affiliate (as that term is defined under Rule 405 under the 1933 Act) shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time except insofar as such securities are covered by such registration statement; provided, however, that such agreement shall not exceed 90 days.

            In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such securities of the Buyer (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

      e. Stand-Still Agreement. Except for the acquisition of Conversion Shares, for the exercise of any rights as a holder of Conversion Shares or as otherwise contemplated by this Agreement, the Buyer hereby agrees that for a period of five years from the date hereof, without the prior written consent of the Company, neither the Buyer nor any Affiliate (as that term is defined in Rule 405 under the 1933 Act) of the Buyer (regardless of whether such person or entity is an Affiliate on the date hereof) will (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company, (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies' to vote (as such terms are used in the proxy rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, (iii) form, join or in any way participate in a "group" within the meaning of Section 13(d) (3) of the United States
Securities Exchange Act of 1934, as amended with respect to any voting securities of the Company, or (iv) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company. Buyer acknowledges that the Company would not have an adequate remedy at law for money damages in the event that this covenant were not performed in accordance with its terms and therefore agree that the Company shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

      f. Resales of Conversion Shares. Except pursuant to a registration statement provided in Article 8 hereof, the Buyer hereby agrees that Conversion Shares shall only be sold by it and any Affiliate (as defined in Rule 405 under the 1933 Act) in accordance with the following:

            (i) Conversion Shares relating to Tranche I (as defined in the Certificate of Designations) (a) shall not be sold prior to December 31, 1998; and (b) shall not be sold during the period December 31, 1998 through December 31, 1999 in an amount that is excess of that amount specified in Rule 144 (e)
(1) of the 1933 Act.

            (ii) Conversion Shares relating to Tranche II (as defined in the Certificate of Designations) (a) shall not be sold prior to December 31, 2000; and (b) shall not be sold during the period December 31, 2000 through December 31, 2001 in an amount that is in excess of that amount specified in Rule 144 (e)
(1) of the 1933 Act.

            (iii) Conversion Shares relating to Tranche III (as defined in the Certificate of Designations) (a) shall not be sold prior to December 31, 2001; and (b) shall not be sold during the period December 31, 2001 through December 31, 2002 in an amount that is in excess of that amount specified in Rule 144 (e)
(1) of the 1933 Act.

            (iv) Conversion Shares relating to Tranche IV (as defined in the Certificate of Designations) (a) shall not be sold prior to December 31, 2002; and (b) shall not be sold during the period December 31, 2002 through December 31, 2003 in an amount that is in excess of that amount specified in Rule 144 (e)
(1) of the 1933 Act.

5.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The obligation of the Company hereunder to sell the Series A Preferred Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

      a. The parties shall have executed this Agreement and delivered the same to each other.

      b. The Buyer shall have delivered the Purchase Price to the Company.

      c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date and an officers' certificate to such effect delivered to the Company.

      d. The parties shall have executed the Amendment.

6.    CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

      The obligation of the Buyer hereunder to purchase the Series A Preferred Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

      a. The parties shall have executed this Agreement and delivered the same to each other.

      b. The Company shall have caused the Certificate of Designations to be filed with the Secretary of State for the State of Delaware of the United States at or before the Closing Date.

      c. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date and an officers' certificate to such effect delivered to the Buyer.

      d. The Company shall have delivered to the Buyer the Stock Certificate.

      e. The parties shall have executed the Amendment.

7.    REGISTRATION RIGHTS

      The Buyer shall have the right to request, once for Conversion Shares relating to each tranche, that the Company effect registration with respect to all or part of Conversion Shares relating to the relevant tranche. Upon written request of the Buyer in compliance with the preceding sentence that the Company effect registration with respect to all or a part of the Registrable Securities, the Company will, as expeditiously as reasonably possible:

      a. prepare and file with the Commission a registration statement on Form S-3 or on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, as the case may be, and which form shall be available for the sale of the Registrable Securities; provided, that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by the Buyer copies of all such documents proposed to be filed, which documents will be subject to reasonable advance review of such counsel, and (ii) notify the Buyer of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

      b. keep such registration effective for a period of no longer than two (2) years after the date of filing of such registration statement or until the Buyer has completed the distribution described in the registration statement relating thereto, whichever first occurs;

      c. prepare and file with the Commission such amendments and supplements to such registration statements and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

      d. furnish to the Buyer such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the 1933 Act and such other documents as the Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Buyer;

      e. advise the Buyer and the managing underwriters, if any, and, if requested by the Buyer or the managing underwriters, if any, confirm such advice in writing, when a registration statement or any amendment thereto has been filed with the Commission and when the registration statement or any post-effective amendment thereto has become effective;

      f. use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the Registrable Securities for sale in any jurisdiction, at the earliest possible time;

      g. cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

      h. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

      i. immediately notify the Buyer at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and will promptly prepare and furnish to the Buyer a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

      j. make available for inspection by the Buyer, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Buyer or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement; provided, however, that such Inspectors shall first agree in writing with the Company that any Records that are reasonably and in good faith designated by the Company as confidential at the time of delivery of such Records shall be kept confidential by such Inspectors; and

      k. in connection with underwritten offerings, use its reasonable best efforts to obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Buyer reasonably requests.

      The Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(i) hereof, the Buyer will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Buyer's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 7(i) hereof, and, if so directed by the Company, the Buyer will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Buyer's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

8.    PIGGYBACK REGISTRATION

      If the Company proposes to file a registration statement under the 1933 Act with respect to an offering by the Company of any class of securities after the Closing Date (other than a registration statement on Form S-4 or S-8 or any successor form to such Forms, or filed in connection with a merger, exchange offer or an offering of securities solely to the existing stockholders in connection with a merger, exchange offer or an offering of securities solely to the existing stockholders in connection with a rights offering or solely to employees of the Company), then the Company shall give written notice of such proposed filing to the Buyer at least twenty days before the anticipated filing date, and such notice shall offer Buyer the opportunity to register such amount of Registrable Securities as Buyer may request. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Buyer to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, (i) if the managing underwriter or underwriters of such proposed underwritten offering delivers a written notice to the Buyer that the total amount of securities which the Buyer, the Company and any other persons or entities (other than such other persons or entities with whom the Company has agreements on the date hereof prohibiting reduction or limitation as contemplated herein) having registration rights, intend to include in such offering is sufficiently large as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the accounts of the Buyer and for the accounts of such other persons or entities shall be reduced or limited in proportion to their respective amounts of securities to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, that no reduction shall be made in the securities to be offered for the account of the Company; and (ii) if such proposed underwritten offering involves only equity securities and the managing underwriter or underwriters thereof shall have delivered a written notice to the Buyer that the inclusion of any Registrable Securities in such offering will materially and adversely affect the success of such offering, then no Registrable Securities shall be included in such offering.

9.    EXPENSES OF REGISTRATION.

      All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 7 or Section 8 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the Buyer.

10.   INDEMNIFICATION.

      a. Indemnification by the Company. The Company will, and it hereby does, agree to indemnify and hold harmless, to the full extent permitted by law, the Buyer, its directors and officers and each other person, if any, who controls the Buyer within the meaning of the 1933 Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts personally paid in any settlement) to which the Buyer, any such director or officer or controlling person may become subject under the 1933 Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the 1933 Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Buyer and each such director, officer or controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceedings; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by the Buyer for use in the preparation thereof; and provided, further, that the Company will not be liable to the Buyer or any other person, if any, who controls the Buyer, under the indemnity agreement in this Section 10(a) with respect to any preliminary prospectus as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of the Buyer or controlling person results from the fact that the Buyer sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to the Buyer and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer or any such director, officer or controlling person and shall survive the transfer of such securities by the Buyer. It is agreed that the indemnity agreement contained in this
Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

      b.  Indemnification  by the  Buyer.  The Buyer  will,  if the  Registrable
Securities are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 10) the Company, any underwriter and their respective controlling persons within the meaning of the 1933 Act and the Exchange Act, and all other prospective sellers and their respective controlling persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Buyer for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any underwriter or any of the Buyer or any of its directors, officers and controlling persons and shall survive the transfer of such securities by the Buyer; provided, however, that the obligations of the Buyer hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Buyer (which consent shall not be unreasonably withheld).

      c. Notices of Claims, Etc. Each party entitled to indemnification under this Section 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

      d. Contribution. If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

11.   DEFINITIONS

      The term "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act or the Exchange Act.

      The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar successor federal statute.

      The term "person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization or government or political department or agency thereof or other entity.

      The term "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Registrable Securities, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      The term "Registrable Securities" shall mean any Conversion Shares. As to any Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of pursuant to such effective registration statement,
(ii) such securities shall have been distributed pursuant to Rule 144, Rule 144A, or any similar provision then in force, under the 1933 Act, (iii) such securities shall have been otherwise transferred, new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the 1933 Act or any state securities laws then in force or (iv) the sale of such securities by the Buyer shall no longer require registration under the 1933 Act or such securities shall cease to be outstanding.

      The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

      The term "Registration Expenses" shall mean all expenses incurred in effecting anyregistration pursuant to this Agreement, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

      The term "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities and fees and disbursements of counsel for the Buyer (other than the fees and disbursements of counsel constituting a part of blue sky fees and expenses and included in Registration Expenses).

12.   GOVERNING LAW; MISCELLANEOUS.

      a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware of the United States without regard to the principles of conflict of laws.

      b.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four
(4) additional originally executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

      c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

      f. Notices. Any notice or communication hereunder shall be in writing and delivered by messenger, overnight courier, first class mail, (return receipt requested) or telex or telecopy (with such telex or telecopy confirmed promptly in writing by first class mail return receipt requested), as follows:

     If to the Company:

     ImClone Systems Incorporated

     180 Varick Street, 7th Floor
     New York, NY  10014
     Telephone: (212) 645-1405
     Telecopy: (212) 645-2054
     Attention: Corporate Secretary

     With copy to:

     Howard, Darby and Levin
     1330 Avenue of the Americas
     New York, NY  10019
     Telephone: (212) 841-1000
     Telecopy:   (212) 841-1010
     Attention:   Lawrence A. Darby III, Esq.

     If to the Buyer:

     Merck KGaA
     Frankfurter Strasse 250
     D-64271 Darmstadt 1
     Germany
     Telephone:  (011) 49 61 51 72 21 24
     Telecopy:    (011) 49 61 51 72 34 35
     Attention: Edward R. Roberts, President,  World Pharmaceuticals

     With copy to:

     Coudert Brothers
     1114 Avenue of the Americas
     New York, NY  10036-7703
     Telephone:  (212) 626-4682
     Telecopy:  (212) 626-4120
     Attention:  Edwin S. Matthews, Jr., Esq.

or in each case, to such address or telex or telecopy number as such party may designate in writing to the other by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered personally, by overnight courier or first class mail or sent by telex or telecopy (confirmation received), or five business days after being so mailed.

      g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought).

      h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      i. Survival. The representations, warranties and agreements of the Company and the Buyer set forth in Sections 2, 3, 4, 7, 8, 9, 10, 11 and 12 shall survive the closing.

      j. Publicity. The Company and the Buyer shall have the right to approve before issuance any press releases, SEC or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC or NASD filings with respect to such transactions as is required by applicable law and regulations.

      k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      IN WITNESS WHEREOF, the Buyer and the Company have caused this Preferred Stock Purchase Agreement to be duly executed as of the date first above-written.

                                        IMCLONE SYSTEMS INCORPORATED

                                        By:   /s/ Samuel D. Waksal
                                           ------------------------------------
                                        Name: Samuel D. Waksal
                                             ----------------------------------
                                        Its:  President & CEO
                                            -----------------------------------

                                        MERCK KGaA

                                        By:   /s/ E. R. Roberts
                                           ------------------------------------
                                        Name: E. R. Roberts
                                             ----------------------------------
                                        Its:  Head of Pharmaceuticals
                                            -----------------------------------

                                                                       Exhibit A
                                                                              to
                                              Preferred Stock Purchase Agreement

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                       AND RIGHTS OF SERIES A CONVERTIBLE

                                 PREFERRED STOCK

                                       OF

                          IMCLONE SYSTEMS INCORPORATED

      IMCLONE SYSTEMS INCORPORATED (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held on December 3, 1997, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of four hundred thousand (400,000) shares of Series A Convertible Preferred Stock (the "Series A Preferred Shares") of the Company, as follows:

      RESOLVED, that the Company is authorized to issue 400,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Shares") which shall have the following powers, designations, preferences and other special rights:

      II. Dividends. The holders of the then outstanding Series A Preferred Shares shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of 6% of the Stated Value thereof compounded annually (pro-rated for any portion of the applicable period during which such Series A Preferred Shares are outstanding). Dividends shall be payable on the Series A Preferred Shares then outstanding in cash (i) annually on December 31st of each year beginning on December 31, 1999 or (ii) at the time of conversion or redemption (as provided herein) of the Series A Preferred Shares on which the dividend is to be paid, whichever is sooner. Dividends on the Series A Preferred Shares shall accumulate and accrue from the date of original issuance and shall accrue from day to day thereafter, whether or not earned or declared. Until any such dividend in arrears is paid, dividends shall continue to accrue on each Series A Preferred Share but the percentage rate expressed herein shall be applied to the Stated Value thereof plus all dividends thereon (including dividends computed pursuant to this sentence).

      III. Conversion of Series A Preferred Shares. The holders of the Series A Preferred Shares shall have the right, at their option, to convert the Series A Preferred Shares into shares of Common Stock on the following terms and conditions:

            A. Each Series A Preferred Share shall be convertible at any time as hereinafter provided (or, if such Series A Preferred Share is called for redemption, at any time up to and including, but not after, the close of business on the fifth full business day prior to the date fixed for such redemption, unless default shall be made by the Company in providing the funds for the payment of the redemption price), into fully paid and nonassessable shares (calculated to the nearest whole share) of Common Stock of the Company as constituted at the time of such conversion, at the conversion price in effect at the time of conversion determined as hereinafter provided (the "Conversion Price"). Each Series A Preferred Share shall have a value of $100 (the "Stated Value") and the number of shares of Common Stock issuable upon conversion of each of the Series A Preferred Shares shall be determined by dividing the Stated Value thereof by the Conversion Price then in effect. Every reference herein to the Common Stock of the Company (unless a different intention is expressed) shall be to the shares of the Common Stock of the Company, $.001 par value, as such stock exists immediately after the issuance of the Series A Preferred Shares provided for hereunder, or to stock into which such Common Stock may be changed from time to time thereafter.

            B. The Series A Preferred Shares shall be convertible as of the dates set forth in (i) - (iv) below.

                  (i) up to 100,000  Series A  Preferred  Shares  ("Tranche  I")
            shall be convertible at any time on or after the date on which the Series A Preferred Shares are issued (the "Issuance Date"); (ii) up to an additional 100,000 Series A Preferred Shares ("Tranche II") shall be convertible at any time on or after January 1, 2000 (the "Second Anniversary Date"); (iii) up to an additional 100,000 Series A Preferred Shares ("Tranche III") shall be convertible at any time on or after January 1, 2001 (the "Third Anniversary Date"); and (iv) up to an additional 100,000 Series A Preferred Shares ("Tranche IV") shall be convertible at any time on or after January 1, 2002 (the "Fourth Anniversary Date").

            C. The Series A Preferred Shares shall be convertible at the Conversion Prices set forth in (i) - (v) below.

                  1. Series A Preferred Shares converted on or after the Issuance Date and before the Second Anniversary Date shall be convertible at a per share Conversion Price equal to $12.50; (ii) Series A Preferred Shares converted on or after the Second
            Anniversary Date and before the Third Anniversary Date shall be convertible at a per share Conversion Price equal to 100% of the Average Market Price (as defined below) of the Common Stock for the five (5) consecutive trading days ending one trading day prior to the Second Anniversary Date; (iii) Series A Preferred Shares converted on or after the Third Anniversary Date and before the Fourth Anniversary Date shall be convertible at a per share Conversion Price equal to 100% of the Average Market Price (as defined below) of the Common Stock for the five (5) consecutive trading days ending one trading day prior to the Third Anniversary Date; (iv) Series A Preferred Shares converted on or after the Fourth Anniversary Date and before January 1, 2003 shall be convertible at a per share Conversion Price equal to 88% of the Average Market Price (as defined below) of the Common Stock for the five (5) consecutive trading days ending one trading day prior to the Fourth Anniversary Date; and (v) Series A Preferred Shares converted on or after January 1, 2003 shall be convertible at a per share Conversion Price equal to 100% of the Average Market Price (as defined below) of the Common Stock for the five (5) consecutive trading days ending one (1) trading day prior to the receipt by the Company of the Conversion Notice (as defined below).

            D. Notwithstanding anything to the contrary contained herein, in the event (i) the Conversion Price in effect from time to time under Section 2(c) is less than the Average Market Price (as defined below) of the Common Stock for the five (5) consecutive trading days ending one trading day prior to the Issuance Date, and (ii) the number of shares of Common Stock that would be issued at such Conversion Price would exceed that number of shares of Common Stock permitted to be issued by the Company without shareholder approval under the rules of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (the "Permissible Shares"), then the Company shall issue the Permissible Shares as herein provided, and with respect to those shares exceeding the Permissible Shares (the "Excess Shares") the Company shall use its reasonable best efforts to take such action as will permit it to issue the Excess Shares, and if the Company is unable to obtain such required permission within a reasonable period of time, the Company shall repurchase the Excess Shares at a per share purchase price equal to the Stated Value, plus accrued and unpaid dividends thereon.

            E. Notwithstanding anything to the contrary contained herein, should the Average Market Price (as defined below) of the Common Stock for the five (5) consecutive trading days ending one trading day prior to any trading day during which any of the Series A Preferred Shares are outstanding exceed 150% of the Conversion Price then in effect, then so long as such price is in excess of such percentage the Company, in its sole discretion, may require the holder of such Series A Preferred Shares to convert all such Series A Preferred Shares as may then be convertible.

            F. "Average Market Price" of any security for any period shall be computed as the arithmetic average of the closing prices for such security for each trading day in such period on the NASDAQ National Market, or, if the NASDAQ National Market is not the principal trading market for such security, on the principal trading market for such security, or, if market value cannot be calculated for such period on any of the foregoing bases, the average fair market value during such period as reasonably determined in good faith by the Board of Directors of the Company.

            G. The Conversion Price shall be subject to adjustments from time to time as follows:

                  1. If and whenever on or after the  Issuance  Date the Company issues, sells or exchanges other than in an Excluded Issuance (as hereinafter defined), any share of Common Stock for a consideration per share less than the Average Market Price of the Common Stock for the five (5) consecutive trading days ending one trading day prior to such event (the "Actual Price") (a "Dilutive Event"), then forthwith upon such issue or sale the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately before the Dilutive Event by a fraction, the numerator of which is the number of shares of Common Stock that are Outstanding on an As-Converted Basis (as defined below) immediately before the Dilutive Event plus the number of shares of Common Stock that could be purchased at the Actual Price at the time of the Dilutive Event for the aggregate consideration paid or payable upon the sale or issuance of Common Stock in the Dilutive Event, and the denominator of which is the number of shares of Common Stock that are Outstanding on an As-Converted Basis immediately before the Dilutive Event plus the number of shares that are acquired or to be acquired upon the sale or issuance of the Common Stock in the Dilutive Event. For purposes of this paragraph (1), "Outstanding on an As-Converted Basis immediately before the Dilutive Event" means the sum of (i) all Common Stock issued and outstanding immediately before the Dilutive Event plus (ii) ---- all Common Stock issuable upon the exercise of options or warrants or conversion of convertible securities outstanding immediately before the Dilutive Event.

                  2. "Excluded  Issuance"  means the issue or sale of (i) shares of Common Stock by the Company pursuant to the exercise of options and warrants outstanding immediately prior to the Issuance Date (as adjusted pursuant to the terms of such securities to give effect to stock dividends or stock splits or a combination of shares in connection with a recapitalization, merger, consolidation or other reorganization occurring after the Issuance Date), (ii) options to acquire Common Stock pursuant to a resolution of, or a stock option plan approved by a resolution of, the Board of Directors of the Company (or the compensation committee or stock option committee thereof) to the Company's employees, directors or Scientific Advisory Board members, or (iii) shares of Common Stock issued by the Company as dividends on, or upon conversion of, the Series A Preferred Shares.

                  3. If after the Issuance Date the Company in any manner grants or issues any option, warrant or convertible security and the price per share for which shares of Common Stock are issuable upon the exercise of any such option, warrant or convertible security is less than the Actual Price with respect to such date of grant or issuance, then such shares of Common Stock shall be deemed to have been issued and sold by the Company at the time of the granting or issuance of such option, warrant or convertible security for such price per share and the Conversion Price shall be adjusted in accordance with paragraph (i) above. For purposes of this paragraph, the "price per share" for which shares of Common Stock are issuable upon the conversion or exercise of any option, warrant or convertible security shall be equal to the sum of the amounts of consideration (if any) received or receivable by the Company with respect to such shares of Common Stock upon the granting or issuance of the option, warrant or convertible security and upon exercise or conversion of the option, warrant or convertible security. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon the exercise or conversion of such option, warrant or convertible security.

                  4. If after the Issuance Date the purchase  price provided for in any option or warrant, the additional consideration (if any) payable upon the issue, conversion or exchange of any convertible security, or the rate at which any convertible security is convertible into or exchangeable for Common Stock changes at any time, any Conversion Price previously adjusted with respect to such option, warrant or convertible security and in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such option, warrant or convertible security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                  5. Upon the expiration of any option or warrant or the termination of any right to convert any convertible security, after the Issuance Date, without the exercise of any such option or warrant, any Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such option, warrant or convertible security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  6. In case any option or warrant is issued in connection  with the issue or sale of other securities of the Company, together comprising one (1) integrated transaction in which no specific consideration is allocated to such option or warrant by the parties thereto, the option or warrant shall be deemed to have been issued for a consideration of $.0l.

                  7. If the  Company  shall  consolidate  with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Series A Preferred Share shall thereafter be convertible into the number of shares of stock or securities (the "Resulting Securities") or property of the Company, or of the entity resulting from such consolidation or merger, to which a holder of the number of shares of Common Stock delivered upon conversion of such Series A Preferred Share would have been entitled upon such Major Transaction had the holder of such Series A Preferred Share exercised its right of conversion and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification.

                  8. If at any  time,  or from time to time  after the  Issuance
            Date, the Company shall (i) declare and pay, on or in respect of, its Common Stock any dividend payable in shares of Common Stock or
            (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, or reduce the number of outstanding Series A Preferred Shares by combining such Series A Preferred Shares into a smaller number of Series A Preferred Shares, the Conversion Price in effect at the time of the taking of a record for such dividend or the taking of such other action shall be proportionately decreased as of such time, and conversely (iii) if at any time, or from time to time, the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, or subdivide the outstanding Series A Preferred Shares into a greater number of Series A Preferred Shares, the Conversion Price in effect at the time of the taking of any such action shall be proportionately increased as of such time.

                  9. Anything in this Section 2 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments, determined as above provided, shall have resulted in a change of the Conversion Price by at least $0.05, provided, however, that when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least $0.05 such change in the Conversion Price shall thereupon be given effect.

                  10. The  Company  shall not issue any  fraction  of a share of
            Common Stock upon any conversion, but shall pay in cash therefor at the Conversion Price then in effect multiplied by such fraction.

                  11. Notice of  Adjustments  of Conversion  Rate.  Whenever the
            Conversion Price is adjusted as provided herein, the Company shall promptly (and, in any event, not later than the fifteenth (15th) day following the occurrence of the event requiring such adjustment) compute the adjusted Conversion Price in accordance herewith and shall prepare a report setting forth such adjustment. The Company will promptly (and, in any event, not later than such fifteenth
            (15th) day) furnish a copy of each such report and such verification to the holder of any Series A Preferred Share. The Company will also keep copies of all such reports and such verifications at its principal office, and will cause the same to be available for inspection at such office during normal business hours by the holder of any Series A Preferred Shares.

                  12. Notice of Certain Corporate Action. In case:

                        (1) the Company  shall  declare a dividend (or any other
                  distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

                        (2) (a) of any  reclassification  of the Common Stock of
                  the Company, or (b) of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or
                  (c) of the conveyance, transfer, sale or lease of all or substantially all of the assets of the Company; or

                        (3)  of  the  voluntary  or   involuntary   dissolution,
                  liquidation or winding up of the Company;

            then the Company, ten (10) business days prior to the applicable record, expiration or effective date hereinafter specified, shall give to each holder of Series A Preferred Shares a notice stating
            (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the effective date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, conveyance, transfer, sale, lease, dissolution, liquidation or winding up.

            H. On presentation and surrender to the Company (or at any office or agency maintained for the transfer of the Series A Preferred Shares) of the certificates of Series A Preferred Shares so to be converted, duly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank (a "Conversion Notice"), with signatures guaranteed, the holder of such Series A Preferred Shares shall be entitled, subject to the limitations herein contained, to receive in exchange therefor a certificate or certificates for fully paid and nonassessable shares, which certificates shall be delivered by the fifth trading day after the date of delivery of the Conversion Notice, and cash for fractional shares, of Common Stock on the foregoing basis. The Series A Preferred Shares shall be deemed to have been converted, and the person converting the same to have become the holder of record of Common Stock, for all purposes as of the date of delivery of the Conversion Notice.

            I. The Company shall, so long as any of the Series A Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares outstanding, such number of shares of Common Stock as it shall reasonably believe shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Shares then outstanding.

            J. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series A Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Series A Preferred Shares surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.

      IV. Voting Rights. Holders of Series A Preferred Shares shall have no voting rights, except as required by law, by Section 7 hereof and, to the extent permitted by applicable laws and regulations, as provided in this Section 3. If during any fiscal year of the Company, the Company shall be in arrears in the payment of any dividend on the Series A Preferred Shares for a period of six months or more during such fiscal year, then at the annual meeting of shareholders relating to such fiscal year, the holders of the Series A Preferred Shares shall have the right to designate a nominee for director to be included on the slate of the Company's nominees for directors for such annual meeting of shareholders, and further, shall have the right, voting as a class, to elect such nominee as a director of the Company at such annual meeting of shareholders.

      V. Redemption. The Company may, but shall not be obligated to, at any time, and from time to time, redeem on the terms and conditions herein provided, the whole or any part of the Series A Preferred Shares then outstanding at a redemption price of $120 per Preferred Share, plus accrued and unpaid dividends thereon, in accordance with the following procedures:

            A. In case of redemption of only part of the Series A Preferred Shares at any time outstanding, the Company shall designate the amount of Series A Preferred Shares so to be redeemed and shall redeem such Series A Preferred Shares ratably from each tranche.

            B. Notice of every redemption shall be given by mail to every holder of record of any Series A Preferred Shares then to be redeemed, at least thirty
(30), but no more than ninety (90), days prior to the date fixed as the date for the redemption thereof, at the respective addresses of such holders as the same shall appear on the stock transfer books of the Company. The notice shall state that the Series A Preferred Shares shall be redeemed by the Company at the redemption price specified above, upon the surrender for cancellation, at the time and place designated in such notice, of the certificates representing the Series A Preferred Shares to be redeemed, properly endorsed in blank for transfer, or accompanied by proper instruments of assignment and transfer in blank, with signatures guaranteed, and bearing all necessary transfer tax stamps thereto affixed and canceled. On and after the date specified in the notice described above, each holder of Series A Preferred Shares called for redemption shall be entitled to receive therefor the specified redemption price upon presentation and surrender at the place designated in such notice of the certificates for Series A Preferred Shares called for redemption, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, with signatures guaranteed, and bearing all necessary transfer tax stamps thereto affixed and canceled.

            C. If the Company shall give notice of redemption as aforesaid (and unless the Company shall fail to pay the redemption price of the Series A Preferred Shares presented for redemption in accordance with such notice), all Series A Preferred Shares called for redemption shall be deemed to have been redeemed on the date specified in such notice, whether or not the certificates for such Series A Preferred Shares shall be surrendered for redemption, and such Series A Preferred Shares so called for redemption shall from and after such date cease to represent any interest whatsoever in the Company or its property, and the holders thereof shall have no rights other than the right to receive such redemption price without any interest thereof from and after such date.

      VI. Liquidation, Dissolution, Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings, available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of the Common Stock or holders of shares of other classes or series of capital stock of the Company (the "Junior Shares"), an amount equal to the Stated Value per Series A Preferred Share outstanding plus accrued and unpaid dividends thereon, provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series A Preferred Shares, then each holder of Series A Preferred Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a percentage of the full amount of Preferred Funds payable to all holders of Series A Preferred Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Notwithstanding the foregoing, to the extent that Series A Preferred Shares shall be converted or redeemed, as the case may be, the Company may issue shares of other classes or series of preferred stock of the Company that are of equal rank with the Series A Preferred Shares (the "Pari Passu Shares"), and such Pari Passu Shares shall be entitled to distributions of the Preferred Funds on the same basis as the Series A Preferred Shares. Neither the consolidation nor merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series A Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

      VII. Preferred Rank. Except with respect to any Pari Passu Shares that the Company may issue from time to time pursuant to Section 5, all Series A Preferred Shares shall be of senior rank to all Junior Shares in respect to the preferences as to dividends and distributions and payments upon the liquidation, dissolution or winding up of the Company. In the event dividends on the Series A Preferred Shares are in arrears, the Company shall not be entitled to pay dividends on any, Junior

Shares or Pari Passu Shares. The rights of the Junior Shares shall be subject to the preferences and relative rights of the Series A Preferred Shares. Notwithstanding the foregoing, the Company may authorize and issue additional or other preferred stock which is of junior rank, or equal rank as permitted by
Section 5, with the Series A Preferred Shares in respect of the preferences as to dividends and distributions and payments upon the liquidation, dissolution or winding up of the Company; provided, however, that for so long as the Series A Preferred Shares remain outstanding the Company shall not issue any capital stock which is senior in rank to the Series A Preferred Shares in respect of any of the foregoing preferences. In the event of the merger or consolidation of the Company with or into another corporation, the Series A Preferred Shares shall maintain their relative powers, designations and preferences provided for herein.

      VIII. Vote to Change the Terms of Series A Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares shall be required to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Shares.

      IN WITNESS WHEREOF, the Company has caused this certificate to be signed by, its President, and its Secretary, this 3rd day of December 1997.

                                          IMCLONE SYSTEMS INCORPORATED

                                          By:    /s/ Samuel D. Waksal
                                             ---------------------------------
                                          Name:  Samuel D. Waksal
                                               -------------------------------
                                          Title: President & CEO
                                                ------------------------------

ATTEST

By:    /s/ John B. Landes
   ---------------------------------
Name:  John B. Landes
     -------------------------------
Title: Secretary
      ------------------------------